                                                                   EXHIBIT 10.26

[*] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                                                                December 6, 2001

Texas Instruments Incorporated
12500 TI Boulevard
P.O. Box 660199
Dallas, TX 75266-0199

Ladies and Gentlemen:

      Palm, Inc. (the "Company") wishes to confirm its arrangement with you (the "Purchaser") in connection with the issuance to you, against payment in immediately available funds of the purchase price of 100% of the principal amount thereof, of a convertible subordinated note in the form attached hereto as Annex I (the "Convertible Note"), in a principal amount of $50,000,000, and convertible into fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, par value $.001 (the "Common Stock"), at a rate determined as set forth herein, subject to adjustment as set forth in the Convertible Note.

      Simultaneously with the execution and delivery of this Agreement, you and the Company have entered into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Shares under certain circumstances. All capitalized terms not defined herein shall have the meaning ascribed in the Convertible Note.

      1. Agreement to Issue and Accept.

            (a) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to you, and you agree to purchase from the Company, a Convertible Note in the principal amount of $50,000,000 and having a Conversion Rate determined as set forth in Section 1(b) below, and to pay the above specified purchase price therefor. The closing of the issuance and purchase of the Convertible Note against such payment shall take place on the date hereof, or such other date agreed by you and the Company in writing (the "Closing Date"), at which time the Company shall deliver to you the Convertible Note, against delivery by each of you of a wire transfer of the purchase price to an account designated in writing by the Company.

            (b) The Conversion Rate of the Convertible Note shall be determined in accordance with the following formula:

                  CR        =         1000
                                  ------------
                                  (AVWAP x 1.3)

                  where CR  =     the Conversion Rate

                  and AVWAP =     the arithmetic average of the daily volume
                                  weighted average prices for the Common Stock, as reported by Bloomberg L.P., for each Trading Day in the Averaging Period.

      The "Averaging Period" shall mean the period of 5 consecutive Trading Days immediately prior to the Closing Date.

            (c) The Company covenants and agrees that it shall, until further notice from the Purchaser, make all payments of principal, premium, if any, and interest owing on the Convertible Note to the account set forth on Annex II.

      2. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to you as of the date hereof:

            (a) The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Transaction Documents (as defined) and the disclosure letter delivered to the Purchaser, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Documents, when filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed as exhibits to the SEC Documents all material agreements to which the Company is a party or to which the property or assets of the Company are subject as required pursuant to Item 601 of Regulation S-K ("Regulation S-K") promulgated under the Securities Act ("Material Agreements"). The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, if an amendment with respect to any such document was filed, when such amendment was filed). Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since October 12, 2001, except as specifically disclosed in the Disclosure Materials, (a) there has been no event, occurrence or development that has or that could reasonably be expected to result in a Material Adverse Effect (as defined), (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and
(y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.


            (b) The number of authorized, issued and outstanding capital stock of the Company as of the date hereof is set forth in Schedule 2(b) of the disclosure letter provided to the Purchaser. Other than an immaterial number of shares of capital stock held by Persons other than the Company as required by applicable laws of the relevant jurisdictions, the Company owns all of the capital stock of each Subsidiary (as defined). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Convertible Note and except as disclosed in Schedule 2(b) of the disclosure letter provided to the Purchaser, or otherwise set forth in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary (as defined) is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its Subsidiaries (as defined), taken as a whole (a "Material Adverse Effect"). For the purposes of this Agreement, Subsidiaries means the entities controlled by the Company which are required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K (each a "Subsidiary," and collectively, the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not be reasonably expected to have a Material Adverse Effect.

            (d) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Business Collaboration Agreement by and between the Company and the Purchaser (the "Business Collaboration Agreement"), Convertible Note, this Agreement and the Registration Rights Agreement (each a "Transaction Document," and collectively, the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company to authorize the Transaction Documents. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equity principles. The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

            (e) The Company has on the date hereof and will, at all times while the Convertible Note is outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Purchaser or any permitted subsequent holder of the Convertible Note, to enable the Company to perform its conversion, exercise and other obligations under this Agreement and the Convertible Note. The Shares reserved for issuance upon conversion of the Convertible Note have been duly authorized and reserved and, when issued upon conversion of the Convertible Note in accordance with the terms of the Convertible Note will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

            (f) The execution, delivery and performance of the Transaction Documents, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Convertible Note, will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time or both would become a default under), (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) any Material Agreement, or (iii) to the Company's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Subsidiaries or their respective properties; and, except (A) as required pursuant to the Registration Rights Agreement, (B) as required by applicable blue sky laws and any filing of Form D under Regulation D under the Securities Act, or (C) for the disclosure required to be included in the Company's next Quarterly Report on Form 10-Q, when filed, pursuant to Item 2(c) of Form 10-Q, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body or third party is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby.

            (g) Except as otherwise set forth in the SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective properties are subject which could (i) reasonably be expected to have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents, and, to the Company's knowledge, no such proceedings are threatened or contemplated.

            (h) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown thereon, as due and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which will have) a Material Adverse Effect.

            (i) The Company and each of its Subsidiaries possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            (j) The Company is not and, after giving effect to the offering and sale of the Convertible Note, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (k) The Company is subject to Section 13 or 15(d) of the Exchange
Act.

            (l) Neither the Company nor any Person acting on its behalf has offered or sold any Convertible Note by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

            (m) It is not necessary in connection with the offer, sale and delivery of the Convertible Note to the Purchaser to register the offer or sale of the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (n) Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under any Material Agreement, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clause (i), (ii) or (iii) above, except as would not reasonably be expected to have or result in a Material Adverse Effect.

            (o) Neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by the Transaction Documents.

            (p) Except as set forth in the SEC Documents, the Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

            (q) Except as set forth in the SEC Documents, the Company and its Subsidiaries have, or have rights to use (or reasonably expect to be able to obtain such rights on commercially reasonable terms) all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses, as described in the SEC Documents and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the knowledge of the Company and except as set forth in the SEC Documents, all such Intellectual Property Rights are enforceable except to the extent that any unenforceability thereof would not reasonably be expected to have a Material Adverse Effect and there is no existing infringement by another Person of any of the Intellectual Property Rights that would reasonably be expected to result in a Material Adverse Effect. For the purposes of this paragraph (q), the term "Material Adverse Effect" shall be deemed to include a material adverse effect on the Company's ability to execute and deliver or consummate the transactions contemplated by the Business Collaboration Agreement.

            (r) Except as set forth in the SEC Documents or in Schedule 2(r) of the disclosure letter provided to the Purchaser, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

            (s) The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens or encumbrances of any kind ("Liens"), except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (t) The Company is eligible to file the Form S-3 Registration Statement (as defined in the Registration Rights Agreement) under the Securities Act and the rules promulgated thereunder.

      3. Agreements, Representations and Warranties of Purchaser. You covenant and agree with (and in the case of Sections 3(c) through 3(g) represent and warrant to) the Company that:

            (a) You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Note except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), (ii) to a Person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act, or (iii) to non-U.S. Persons in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act.

            (b) You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion of the Convertible Note except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Act; (ii) to a Person you reasonably believe to be an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act, pursuant to an available exemption under the Act; or (iii) to a "qualified institutional buyer" (as defined in Rule 144A of the Act).

            (c) You are an "accredited investor" within the meaning of Rule 501 under the Act.

            (d) You understand that the purchase of the Convertible Note involves substantial risk. You acknowledge that you are able to fend for yourself in the transactions contemplated by this Agreement and have the ability to bear the economic risks of your investment pursuant to this Agreement and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of this investment in the Convertible Note and the Shares into which it is convertible and protecting your own interests in connection with this investment.

            (e) The Convertible Note and the Shares that you may acquire upon conversion of the Convertible Note will be acquired for your own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

            (f) You understand that the sale of the Convertible Note and the issuance of the Shares upon conversion thereof will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on your representations set forth in this Agreement. You understand that the Convertible Note and the Shares issuable upon conversion thereof are restricted securities within the meaning of Rule 144 under the Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. You understand that the Company is under no obligation to register any of the securities sold hereunder except with respect to the Shares as provided in the Registration Rights Agreement.

            (g) You agree that the Convertible Note and the Shares issuable upon conversion thereof will bear legends and be subject to the restrictions on transfer. In addition you agree that the Company may place stop transfer orders with its transfer agents with respect to such instruments. The appropriate portion of the legend shall be removed in accordance with the provisions of the Convertible Note and the stop transfer orders shall be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such stop orders are not required to ensure compliance with the Securities Act.

      4. Deliveries.

            (a) Concurrently with its execution and delivery of this Agreement against delivery of the documents by the Purchaser pursuant to paragraph (b) below, the Company is delivering the following:

                  (i) a written opinion of the Company's counsel, dated as of the date hereof, in form and substance satisfactory to the Purchaser;

                  (ii) an officer's certificate, in form and substance satisfactory to the Purchaser, certifying as to incumbency of signing officers and the true, correct and complete nature of the attached charter, bylaws and authorizing resolutions of the Company;

                  (iii) a duly executed copy of the Convertible Note;

                  (iv) a duly executed copy of the Registration Rights Agreement; and

                  (v) a duly executed copy of the Business Collaboration Agreement.

            (b) Concurrently with its execution and delivery of the Agreement against delivery of the documents by the Company pursuant to paragraph (a) above, the Purchaser is delivering the following:

                  (i) a duly executed copy of the Registration Rights Agreement;

                  (ii) a duly executed copy of the Business Collaboration Agreement; and

                  (iii) $50,000,000 by wire transfer of immediately available funds to the account referenced in Section 1(a).

      5. Miscellaneous.

            (a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof.

            (b) Any notice or other communication required or permitted to be given hereunder shall be given in writing by certified mail, facsimile, or overnight courier service addressed as follows (as applicable) and shall be effective upon receipt:

      If to the Company, to:

      Palm, Inc.
      5470 Great America Parkway
      Santa Clara, California 95054
      Attention: Chief Financial Officer
      Telephone: 408-878-2764
      Facsimile Transmission Number: 408-878-2790

      With a copy of written communications to:

      Palm, Inc.
      5470 Great America Parkway
      Santa Clara, California 95054
      Attention: General Counsel
      Facsimile Transmission Number: 408-878-2180

      If to Texas Instruments Incorporated:

      12500 TI Boulevard
      P.O. Box 660199
      Dallas, Texas 75266-0199
      Attention: Joseph F. Hubach
      Telephone: (972) 995-3773
      Facsimile Transmission Number: (972) 480-5061

      With a copy to:

      Texas Instruments Incorporated
      7839 Churchill Way, Mail Station 3994
      Dallas, Texas 75251
      P.O. Box 650311, Mail Station 3994
      Dallas, Texas 75265
      Attention: Manager, Treasury Services
      Telephone: (972) 917-6938
      Facsimile Transmission Number: (972) 917-6945

      or to such other address or number and to the attention of such other Person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

            (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF

AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS).

            (d) Time shall be of the essence in the performance of this Agreement.

            (e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            (f) Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation preparation, execution, delivery and performance of this Agreement.

            (g) The Transaction Documents, together with the Annexes hereto and thereto and the disclosure letter delivered to Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

            (h) No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            (i) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            (j) The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion of the Convertible Note.

            (k) In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                                        Very truly yours,

                                        PALM, INC.


                                        By: /s/ Judy Bruner
                                           ------------------------------------
                                        Name:  Judy Bruner
                                        Title: Senior Vice President
                                               & Chief Financial Officer

Accepted as of the date hereof:

TEXAS INSTRUMENTS INCORPORATED

By: /s/ William A. Aylesworth
    --------------------------------
Name:   William A. Aylesworth
Title:  Senior Vice President,
        Treasurer & Chief
        Financial Officer

                                                                         ANNEX I

                      FORM OF CONVERTIBLE SUBORDINATED NOTE

                                                                        ANNEX II

                                WIRE INSTRUCTIONS

[*] Branch
ABA #: [*]
For the account of Texas Instruments Incorporated
Account #: [*]